Exhibit 99.1

Bruker BioSciences Reports Third Quarter 2004 Financial Results

Company Reports Significant Sequential Improvement with Positive Third Quarter 2004 Operating Income and Cash Flows from Operations

Billerica, Massachusetts, November 3, 2004 (BUSINESS WIRE)  –  Bruker BioSciences Corporation (NASDAQ: BRKR) today reports its financial results for the third quarter and nine months ended September 30, 2004.  On July 1, 2003, Bruker Daltonics Inc. merged with Bruker AXS Inc. to form Bruker BioSciences Corporation.  All results for periods prior to this merger are historical combined results of the two previously separate companies.

For the third quarter of 2004, Bruker BioSciences reported a 5% increase in revenue to $66.5 million, compared to revenue of $63.1 million in the third quarter of 2003.  For the nine months ended September 30, 2004, revenue increased 6% to $198.8 million, compared to revenue of $187.0 million for the same period last year.

In the third quarter of 2004, GAAP net loss was $(2.7) million, or $(0.03) per diluted share, compared to a net loss of $(14.7) million, or $(0.17) per diluted share, in the third quarter of 2003.  During the third quarter of 2004, the Company wrote off its remaining investments in two proteomics companies in the amount of $1.6 million.

In the third quarter of 2004, adjusted net loss, as defined below, was $(1.0) million, or $(0.01) per diluted share, compared to adjusted net income of $0.5 million, or $0.01 per diluted share, in the third quarter of 2003.

For the nine months ended September 30, 2004, GAAP net loss was $(6.4) million, or $(0.07) per diluted share, compared to a net loss of $(17.9) million, or $(0.21) per diluted share, for the same period last year.  During the nine months ended September 30, 2004, adjusted net loss was $(3.7) million, or $(0.04) per diluted share, compared to adjusted net income of $1.6 million, or $0.02 per diluted share, for the same period last year.  Adjusted net income/loss is a non-GAAP financial measure that excludes the write-off of investments, merger related charges and adjustments for the pre-merger minority interest in Bruker AXS.

The financial schedules also reflect a reclassification of service costs from marketing and selling to cost of product revenues as explained in the financial schedules.

COMMENTS AND OUTLOOK

Frank Laukien, President and CEO, stated:  “In the third quarter, we were still light on the revenue side.  While most of our new products announced at Pittcon and ASMS of this year are now shipping and generating revenue, some began to do so only in the middle of the third quarter.  We also experienced approximately $2 million in delays by customers who have placed orders with us, but were not yet ready for us to install their systems.”

He continued: “We are very committed to driving towards industry-standard profitability over the next three years.  The most important profitability drivers clearly remain our revenue growth, our further gross margin improvement and the leveraging off of our expenses.  In addition, in September 2004 we announced a productivity initiative that is expected to save the Company $6 million annually, once fully effective.  The benefits from this productivity initiative are expected to be realized in part in the fourth quarter of 2004, and in full in the first half of 2005.  Moreover, we expect to announce additional restructuring and cost-cutting measures prior to the end of the year.”

Dr. Laukien expanded on the general business situation: “In the first nine months of 2004, our Bruker Daltonics business has experienced modest growth in revenue and order bookings, whereas our Bruker AXS business has experienced strong growth in revenue, and even stronger growth in order bookings of more than 20%, compared to the first nine months of 2003.  Looking forward, we expect further improvements in the fourth quarter 2004 with sequential increases in revenue and operating income.  Overall, we believe we have the drivers in place for a return to double-digit top-line growth in 2005, while we focus on significantly improving our profitability and cash flow.”

William Knight, recently appointed Chief Financial Officer, commented: “Sequentially, we have made considerable operational progress in the third quarter 2004 compared to our second quarter 2004 results.  Our third quarter 2004 gross margins have recovered year-over-year, as well as sequentially compared to the second quarter of this year.  This resulted in operating income of $0.26 million in the third quarter, compared to an operating loss of ($5.3) million in the second quarter.  Also, in the third quarter 2004 we generated cash from operations of $0.5 million, compared to a use of cash by operations of ($7.2) million in the second quarter of 2004.”

He continued: “While these gross margin and cash flow trends are encouraging, in the third quarter our expenses were still too high.  In addition, in the third quarter we wrote off our remaining investments in two proteomics companies, and we incurred $0.96 million in income tax expenses, as we could not take a tax benefit for domestic losses and the investment write-off.  Moreover, in this third quarter, we incurred approximately $0.5 million in additional restructuring expenses and Sarbanes-Oxley expenses and fees.”

Mr. Knight provided a forecast for the fourth quarter: “We continue to have a very high backlog, and we expect our recently introduced new products to contribute to healthy order bookings.  As the Company mostly sells ‘big ticket’ items, we may from time to time experience significant fluctuations between our quarterly guidance and our actual financial results.  Keeping in mind these limitations to our visibility, for the fourth quarter of 2004 we anticipate revenue of $72 to $78 million and adjusted EPS of $0.00 to $0.03 per diluted share.”

OPERATING BUSINESSES

Set forth below is selected financial information for Bruker BioSciences’ two operating businesses:  Bruker Daltonics (life-science mass spectrometry and NBC detection business) and Bruker AXS (x-ray analysis business):

BRUKER DALTONICS

In the third quarter of 2004, revenue for the Bruker Daltonics business decreased 6% to $34.2 million, from $36.3 million in the third quarter of 2003.  For the nine months ended September 30, 2004, revenue for the Bruker Daltonics business increased 3% to $107.9 million, from $104.8 million for the same period last year.

For the nine months ended September 30, 2004, Bruker Daltonics revenue was derived 72% from life-science mass spectrometry systems, 9% from substance detection systems, and 19% from after-market sales.

For the third quarter of 2004, adjusted EBITDA was $5.3 million, compared to $4.3 million for the third quarter of 2003.  For the nine months ended September 30, 2004, adjusted EBITDA was $12.0 million, compared to $12.1 million for the same period last year.  See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

BRUKER AXS

Revenues for the Bruker AXS business increased 20% to $32.3 million in the third quarter of 2004, compared to $26.8 million in the third quarter of 2003.  For the nine months ended September 30, 2004, revenues for the Bruker AXS business increased 11% to $90.9 million, compared to $82.2 million for the same period last year.  Revenues increased across all product lines as well as for after-market sales.

For the nine months ended September 30, 2004, Bruker AXS revenue was derived 69% from x-ray systems and 31% from aftermarket sales.

Adjusted EBITDA was $1.7 million in the third quarter of 2004, compared to $1.0 million in the third quarter of 2003.  Adjusted EBITDA was $3.0 million for the nine months ended September 30, 2004, compared to $3.1 million for the same period last year.    See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP measures of adjusted net income, EPS, and EBITDA.  Adjusted net income and EPS exclude certain items including amortization of acquisition-related assets, write-off of investments, other special charges, and adjustments for the pre-merger minority interest in Bruker AXS.  We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods.  Adjusted EBITDA is defined as US GAAP operating income (loss) excluding depreciation and amortization expense, write-off of investments and other special charges.  We believe that the inclusion of such non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  However, the non-GAAP financial measures included in this press release are not meant to be a better presentation or a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker BioSciences will host an operator-assisted earnings conference call at 5 p.m. Eastern Time on Wednesday, November 3, 2004.  To listen to the webcast, investors can go to www.bruker-biosciences.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 888-339-2688, or 617-847-3007 outside the US and Canada.  Investors should refer to the Bruker BioSciences Quarterly Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or 617-801-6888 outside the US and Canada, and then entering replay pass code 94879792.

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation, headquartered in Billerica, Massachusetts, is the publicly traded parent company of Bruker Daltonics Inc. and Bruker AXS Inc.  Bruker AXS is a leading developer and provider of life science and advanced materials research tools based on x-ray technology.  Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry.  Bruker Daltonics also offers a broad line of nuclear, biological and chemical (NBC) detection products for defense and homeland security.  For more information, please visit www.bruker-biosciences.com

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-K for the year ended December 31, 2003, our most recent quarterly reports on Form 10-Q, and our current reports on Form 8-K.  We disclaim any intent or obligation to update these forward-looking statements.

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com

Condensed consolidated statements of operations, reconciliations, operating business information, and balance sheets follow for Bruker BioSciences.

Bruker BioSciences Corporation

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Product revenues	$65,842	$61,912	$197,562	$185,817
Other revenues	635	1,146	1,217	1,203

Net revenues	66,477	63,058	198,779	187,020

Costs and operating expenses:
Cost of product revenues (a)	34,744	35,035	110,131	104,844
Sales and marketing (a)	14,915	14,071	44,630	41,344
General and administrative	5,257	4,487	14,406	12,547
Research and development	11,306	9,572	32,668	28,165
Reversal of liability accrual	—	—	—	(1,929)
Other special charges	—	5,440	—	11,674
Total costs and operating expenses	66,222	68,605	201,835	196,645

Operating income (loss)	255	(5,547)	(3,056)	(9,625)
Interest and other income (expense), net	(1,902)	(154)	(2,768)	181

Loss before income tax provision and minority interest in consolidated subsidiaries	(1,647)	(5,701)	(5,824)	(9,444)
Income tax provision	955	8,970	395	9,276

Loss before minority interest	(2,602)	(14,671)	(6,219)	(18,720)
Minority interest in consolidated subsidiaries	115	(2)	145	(856)
Net loss	$(2,717)	$(14,669)	$(6,364)	$(17,864)

Net loss per share - basic and diluted	$(0.03)	$(0.17)	$(0.07)	$(0.21)

Weighted average shares outstanding - basic and diluted	89,456	86,003	88,156	86,002

(a)          Certain service costs previously classified in sales and marketing expenses have been reclassified to cost of product revenues in the following amounts: $0.4 million for the three months ended September 30, 2003, $1.9 million for the nine months ended September 30, 2003 and $2.5 million for the nine months ended September 30, 2004.

Bruker BioSciences Corporation

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Product revenues	$65,842	$61,912	$197,562	$185,817
Other revenues	635	1,146	1,217	1,203

Net revenues	66,477	63,058	198,779	187,020

Costs and operating expenses:
Cost of product revenues (a)	34,744	34,172	110,131	103,981
Sales and marketing (a)	14,915	14,071	44,630	41,344
General and administrative	5,139	4,366	14,052	12,426
Research and development	11,306	9,570	32,668	28,163
Reversal of liability accrual	—	—	—	(1,929)
Total costs and operating expenses	66,104	62,179	201,481	183,985

Income (loss) before income tax provision and minority interest in consolidated subsidiaries	373	879	(2,702)	3,035
Interest and other income (expense), net	(255)	(154)	(447)	181

Income (loss) before taxes	118	725	(3,149)	3,216
Income tax provision	955	240	395	1,595

Income (loss) before minority interest	(837)	485	(3,544)	1,621
Minority interest in subsidiaries	115	(2)	145	(9)

Net income (loss)	$(952)	$487	$(3,689)	$1,630

Net income (loss) per share - basic and diluted	$(0.01)	$0.01	$(0.04)	$0.02

Weighted average shares outstanding:
Basic	89,456	86,003	88,156	86,002
Diluted	89,456	86,265	88,156	86,156

(a)          Certain service costs previously classified in sales and marketing expenses have been reclassified to cost of product revenues in the following amounts: $0.4 million for the three months ended September 30, 2003, $1.9 million for the nine months ended September 30, 2003 and $2.5 million for the nine months ended September 30, 2004.

Bruker BioSciences Corporation

RECONCILIATION FROM GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

GAAP net loss	$(2,717)	$(14,669)	$(6,364)	$(17,864)

Adjustments, net of tax:

Amortization of acquisition-related assets	118	283	354	283

Write-off of investments	1,647	—	2,321	—

Merger related charges	—	6,143	—	11,330

Income tax valuation allowance	—	8,730	—	8,730

Minority interest in subsidiaries	—	—	—	(849)

Adjusted net income (loss)	$(952)	$487	$(3,689)	$1,630

Adjusted earnings (loss) per share	$(0.01)	$0.01	$(0.04)	$0.02

Weighted average shares outstanding:
Basic	89,456	86,003	88,156	86,002
Diluted	89,456	86,265	88,156	86,156

Bruker BioSciences Corporation

RECONCILIATION FROM GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

GAAP net loss	$(2,717)	$(14,669)	$(6,364)	$(17,864)

Adjustments:

Interest and other (income) expense, net	1,902	154	2,768	(181)

Income tax expense	955	8,970	395	9,276

Minority interest in subsidiaries	115	(2)	145	(856)

Operating income (loss)	255	(5,547)	(3,056)	(9,625)

Depreciation and amortization	4,240	4,482	13,890	12,184

EBITDA	4,495	(1,065)	10,834	2,559

Write-off of investments	1,647	—	2,321	—

Merger related charges	—	6,143	—	12,377

Adjusted EBITDA	$6,142	$5,078	$13,155	$14,936

Bruker BioSciences Corporation

BRUKER DALTONICS SELECTED OPERATING BUSINESS INFORMATION

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Net revenues	$34,218	$36,250	$107,928	$104,780

Operating income	$1,872	$1,564	$2,390	$1,414

Depreciation and amortization	2,156	2,643	8,007	7,766

EBITDA	4,028	4,207	10,397	9,180

Write-off of investments	1,297	—	1,621	—

Merger transaction charges	—	91	—	2,906

Adjusted EBITDA	$5,325	$4,298	$12,018	$12,086

Bruker BioSciences Corporation

BRUKER AXS SELECTED OPERATING BUSINESS INFORMATION

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Net revenues	$32,259	$26,808	$90,851	$82,240

Operating loss	$(775)	$(6,909)	$(3,542)	$(10,836)

Depreciation and amortization	2,084	1,839	5,883	4,418

EBITDA	1,309	(5,070)	2,341	(6,418)

Write-off of investments	350	—	700	—

Merger related charges	—	6,052	—	9,471

Adjusted EBITDA	$1,659	$982	$3,041	$3,053

Bruker BioSciences Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS

Current assets:
Cash and short-term investments	$76,616	$76,837
Accounts receivable, net	55,635	54,689
Inventories	106,786	110,052
Other current assets	17,668	9,047
Total current assets	256,705	250,625

Property and equipment, net	79,711	81,354
Intangible and other assets	17,569	19,052

Total assets	$353,985	$351,031

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$24,184	$18,587
Accounts payable	23,393	24,909
Other current liabilities	59,186	65,104
Total current liabilities	106,763	108,600

Long-term debt	21,104	26,374
Other long-term liabilities	16,936	13,507
Minority interest in subsidiaries	406	124

Total shareholders’ equity	208,776	202,426

Total liabilities and shareholders’ equity	$353,985	$351,031